                                                                    EXHIBIT 99.1

For Immediate Release
---------------------
Contact:
Michael Wachs                                        Matt Hayden
CEOcast, Inc.                                        Hayden Communications
212-732-4300                                         843-272-4653


                eResearchTechnology Reports Record Fourth Quarter
                         and Year-End Financial Results

  Company Reports Fourth Quarter EPS of $0.25 ($0.16 Before Non-recurring Items) and Raises First Quarter EPS Guidance to $0.18-$0.20; eRT Increases 2003 EPS
    Guidance to $0.82-$0.86: Company Expects Sequential Quarterly Revenue and
                      Earnings Growth Throughout the Year.

PHILADELPHIA, PA February 5, 2003/PR Newswire/-- eResearchTechnology, Inc. (NASDAQ: ERES) (eRT or the company), a leading provider of technology and services to the pharmaceutical, biotechnology and medical device industries, announced today fourth quarter and year-end results for the period ended December 31, 2002. The company reported record fourth quarter revenues of $12.1 million, a 55.3% increase over revenue for the fourth quarter of 2001 of $7.8 million. The reported fourth quarter revenues represented growth of 11.1% on a sequential basis. eRT reported net income for the fourth quarter of 2002 of $2.9 million, or $0.25 per diluted share including non-recurring items, compared with $1.3 million, or $0.12 per share for the fourth quarter of 2001, also including non-recurring items.

The company realized a one-time gain of $344,000 in the fourth quarter of 2002 on the sale of stock it held in Digital Angel Corporation (AMEX: DOC) and also recorded a net tax benefit of $883,000 primarily to recognize state net operating loss carry forwards. In the December, 2001 quarter, the company's net income included non-recurring items of $474,000 and a benefit for federal tax credits of $807,000.

Excluding the Digital Angel gain and utilizing tax rates of 32% in 2002 and 40% in 2001, eRT earned $1.8 million, or $0.16 per diluted share in the fourth quarter of 2002, an increase of almost 300% versus $462,000 or $0.04 per share for the previous year. The 2002 fourth quarter results exceeded analyst estimates by $0.03, which were increased when the company announced that it would exceed its guidance on December 5th.

For the year ended December 31, 2002, eRT had revenues of $41.5 million, an increase of 48.3% versus $28.0 million for fiscal 2001. The company reported net income of $6.2 million for 2002, or $0.54 per diluted share, versus a loss of $3.8 million, or $0.36 loss per share, for 2001. Excluding the Digital Angel gain for the full year of $418,000 and utilizing a tax rate of 32%, the company earned $5.0 million, or $0.44 per share for the full year 2002.

"Our excellent results and enhanced guidance reflect the strong demand and growing backlog in our business," said Joe Esposito, eRT's President and Chief Executive Officer. "We continue to see tremendous momentum, as the many recent customer wins indicate. In addition, we expect that new regulatory and industry initiatives are likely to only further enhance our business. Equally important, our strong, recurring and predictable revenue base will enable us to aggressively invest in our technology and services to maintain our leadership position in the digital collection, interpretation and distribution of cardiac safety and clinical data."

Some of the highlights of the fourth quarter and 2002 included:

o The company completed the year with a backlog of $40 million, the highest in its history and an increase from $36 million at the end of the third quarter. The backlog at the end of 2001 was $29 million.

o The fourth quarter of 2002 marked the eighth consecutive quarter that the company posted a sequential increase in revenues and operating income.

o eRT completed the year with $26.8 million in cash and short-term investments, an increase of $5.3 million from the third quarter of 2002 and $8.3 million over December 31, 2001.

o The company increased its gross margin from 53.8% in the third quarter to 56.6% in the fourth quarter.

o The company increased the number of customers using its cardiac safety monitoring services by 36% in 2002 versus 2001. Each of these customers has a Master Service Agreement.

o The company increased the number of clients using its technology by 50%. The company also signed new customers representing 15 clinical trials for its electronic data collection product, launched at the end of 2001 and signed new customers representing 30 trials for the Digital ECG Community, another of its products launched in late 2001. The company also added 17 eResNets in 2002, 10 of which were new customers.

"In 2002 we made substantial investments to develop our EXPeRT(TM)"eECG" and EDC Systems which have paid off handsomely," added Mr. Esposito. "This year, we plan to invest significantly in research and development to build the next-generation of these systems. The strength of our business enables us to build for the future."

2003 Guidance

The company issued the following guidance for 2003. It expects to report first quarter revenues of $12.8 million to $13.2 million and to generate earnings of $0.18 to $0.20 per diluted share, exceeding analysts' current estimates by $0.06 to $0.08. The revenues exceed the company's previously increased guidance of $11.8 million to $12.2 million. For fiscal 2003, eRT expects to report revenues of $58 million to $60 million, which would represent at least a 40% increase in revenues versus fiscal 2002. It also expects diluted earnings per share of $0.82 to $0.86, exceeding analysts' current estimates of $0.65. The current guidance assumes a tax rate of 37% for 2003, which is an increase from the 35% rate used in previous guidance. The company expects to record a sequential increase in revenues and earnings each quarter throughout the year.

The company's executives will hold a conference call at 9:00 a.m. EST today. Interested participants should call 800-231-5571 when calling within the United States or 973-582-2703 when calling internationally. There will be a playback available until February 12, 2003. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 3709197 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at eRT's web site at www.ert.com. The webcast may also be accessed at ViaVid's website at www.viavid.com. The webcast can be accessed until March 5, 2003 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

Mr. Esposito and Bruce Johnson, eRT's Chief Financial Officer, will also present today at the UBS Warburg Global Healthcare Services Conference at The Plaza Hotel in New York City. The eRT presentation is scheduled for 1:00 p.m. EST. A live audio cast of the eRT presentation can be accessed on the company's website at www.eRT.com and a replay will be available until February 28, 2003.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2003 guidance, involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

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                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                  (in thousands, except per share information)
                                   (unaudited)

                                                Three Months Ended December 31,                Year Ended December 31,
                                                  2002                   2001                 2002                  2001
                                             ---------------        ---------------      ---------------       ----------------
Net revenues:
      Licenses and subscriptions                    $   396               $  1,040             $  2,119               $  1,372
      Services                                       11,741                  6,774               39,407                 26,625
                                             ---------------        ---------------      ---------------       ----------------

Total net revenues                                   12,137                  7,814               41,526                 27,997
                                             ---------------        ---------------      ---------------       ----------------

Costs of revenues:
      Cost of licenses and subscriptions                331                    167                  896                    576
      Cost of services                                4,937                  3,245               17,117                 12,388
                                             ---------------        ---------------      ---------------       ----------------

Total costs of revenues                               5,268                  3,412               18,013                 12,964
                                             ---------------        ---------------      ---------------       ----------------

Gross margin                                          6,869                  4,402               23,513                 15,033
                                             ---------------        ---------------      ---------------       ----------------

Operating expenses:
      Selling and marketing                           1,751                  1,327                6,719                  5,427
      General and administrative                      1,514                  1,199                5,695                  5,188
      Research and development                        1,090                  1,212                4,256                  4,865
                                             ---------------        ---------------      ---------------       ----------------

Total operating expenses                              4,355                  3,738               16,670                 15,480
                                             ---------------        ---------------      ---------------       ----------------

Operating income (loss)                               2,514                    664                6,843                   (447)
Other income, net                                       466                    106                  868                    941
Investment impairment charge                              -                   (716)                   -                 (5,686)
Gain on sale of domestic CRO operations                   -                  1,190                   35                  1,422
                                             ---------------        ---------------      ---------------       ----------------

Income (loss) before income taxes                     2,980                  1,244                7,746                 (3,770)
Income tax provision (benefit)                           71                    (71)               1,596                   (112)
Minority interest dividend                                -                      -                    -                    116
                                             ---------------        ---------------      ---------------       ----------------

Net income (loss)                                  $  2,909               $  1,315             $  6,150             $   (3,774)
                                             ===============        ===============      ===============       ================

Basic net income (loss) per share                  $   0.28               $   0.13             $   0.59             $    (0.36)

Shares used to calculate basic net
      income (loss) per share                        10,561                 10,331               10,481                 10,417

Diluted net income (loss) per share                $   0.25               $   0.12             $   0.54             $    (0.36)

Shares used to calculate diluted net
      income (loss) per share                        11,419                 10,661               11,291                 10,417

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                   eResearchTechnology, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                      (in thousands, except share amounts)


                                                                                 December 31, 2002              December 31, 2001
                                                                                 -----------------              -----------------
                                                                                    (unaudited)
ASSETS

Current assets:
     Cash and cash equivalents                                                          $ 17,443                       $11,364
     Short-term investments                                                                9,307                         7,066
     Marketable securities                                                                     -                         2,695
     Accounts receivable, net                                                              6,954                         5,900
     Prepaid expenses and other                                                            2,542                         1,320
     Deferred income taxes                                                                   485                           212
                                                                                  ---------------                --------------
          Total current assets                                                            36,731                        28,557

Property and equipment, net                                                               12,587                         8,110
Goodwill                                                                                   1,212                         1,212
Investments in non-marketable securities                                                     509                           509
Other assets                                                                                  21                            21
Deferred income taxes                                                                      2,332                         2,591
                                                                                  ---------------                --------------

                                                                                        $ 53,392                       $41,000
                                                                                  ===============                ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                                   $  2,000                       $ 1,383
     Accrued expenses                                                                      3,074                         2,394
     Income taxes payable                                                                    960                           461
     Current portion of capital lease obligations                                            599                           155
     Deferred revenues                                                                     5,405                         3,475
                                                                                  ---------------                --------------
          Total current liabilities                                                       12,038                         7,868
                                                                                  ---------------                --------------

Capital lease obligations                                                                    774                           340
                                                                                  ---------------                --------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock-$10.00 par value, 500,000 shares authorized,
          none issued and outstanding                                                          -                             -
     Common stock-$.01 par value, 15,000,000 shares authorized,
          11,462,191 and 11,236,031 shares issued                                            115                           112
     Additional paid-in capital                                                           40,921                        39,031
     Accumulated other comprehensive income                                                  410                           665
     Retained earnings (accumulated deficit)                                               2,363                        (3,787)
     Treasury stock, 895,500 shares at cost                                               (3,229)                       (3,229)
                                                                                  ---------------                --------------

          Total stockholders' equity                                                      40,580                        32,792
                                                                                  ---------------                --------------

                                                                                        $ 53,392                       $41,000
                                                                                  ===============                ==============
